UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On March 20, 2019, Williams-Sonoma, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its fourth quarter and fiscal year ended February 3, 2019. A copy of the Company’s press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01.	Other Events

On March 20, 2019, the Company issued a press release announcing that its Board of Directors authorized an 11.6% increase in the Company’s quarterly cash dividend and increased the amount available for repurchases under its existing stock repurchase program by $500 million. A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated March 20, 2019 titled Williams-Sonoma, Inc. announces strong fourth quarter and fiscal year 2018 results; Q4 net revenue growth of 9.3%, with comparable brand revenue growth of 2.4%; Q4 GAAP diluted EPS of $1.93; Q4 Non-GAAP diluted EPS of $2.10, above high-end of guidance range; Quarterly dividend increase of 11.6%; additional stock repurchase authorization of $500 million

99.2	Press Release dated March 20, 2019 titled Williams-Sonoma, Inc. announces 11.6% dividend increase and stock repurchase authorization increase of $500 million

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 20, 2019	By:	/s/ Julie Whalen
Julie Whalen
Chief Financial Officer

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